Exhibit 10.15

GAIAM, INC.

EXECUTIVE OFFICER SALARIES

Name	Title	Annual Base Salary

Jirka Rysavy	Chairman and Chief Executive Officer	$300,000

Lynn Powers	President, Chief Executive Officer of North American Operations, Secretary	$300,000

Vilia Valentine	Chief Financial Officer	$200,000

Ms. Powers received a bonus of $50,000 in May 2006.